Exhibit 10.2

AMENDMENT TO
FANNIE MAE SUPPLEMENTAL PENSION PLAN

Pursuant to Section 5.5 of the Supplemental Pension Plan (the “Plan”) and as approved by the Fannie Mae Board of Directors on January 18, 2013, and FHFA on April 22, 2013, Fannie Mae hereby amends Section 3.1 of the Plan, effective June 30, 2013, to add the following sentence to the end of the paragraph:

“After June 30, 2013, no Executive shall be eligible to participate in the Plan, and no Executive shall accrue any further benefits under the Plan.”

IN WITNESS WHEREOF, Fannie Mae has caused this Amendment to be executed in its name and on its behalf as of the dates set forth herein by an officer or a duly authorized delegate.

FANNIE MAE

By: /s/ Judith C. Dunn
Judith C. Dunn
Senior Vice President &
Principal Deputy General Counsel

Date: August 7, 2013